               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Accounting and actuarial experts" in the Prospectus and to the use of our reports dated February 13, 2001, with respect to the financial statements of John Hancock Variable Life Account S, and dated March 16, 2001, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, No. 333-55172).

                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP

Boston, Massachusetts
June 27, 2001